UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 13, 2009
Dr Pepper Snapple Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33829 (Commission File Number)	98-0517725 (IRS Employer Identification No.)
5301 Legacy Drive, Plano, Texas 75024
(Address of principal executive offices, including zip code)
(972) 673-7000
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 2.02 Results of Operations and Financial Condition.
On May 13, 2009, Dr Pepper Snapple Group, Inc. (the “Company”) issued a press release announcing its financial results for the first quarter of its 2009 fiscal year ended March 31, 2009. A copy of such press release is attached as Exhibit 99.1 and will be published on the Company’s web site at http://www.drpeppersnapple.com. The press release includes certain non-generally accepted accounting principles (“GAAP”) financial measures. Reconciliations to the most directly comparable GAAP financial measures are included in the press release.
On May 13, 2009, the Company will hold a telephone conference and webcast to discuss the Company’s financial results for the first quarter of its 2009 fiscal year ended March 31, 2009 and its outlook for the full year. During this conference, the Company will present certain non-GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and supplementary information related to these reconciliations will be posted to the Company’s website at http://www.drpeppersnapple.com prior to the start of the call.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

EXHIBIT
NUMBER	DESCRIPTION

99.1	Dr Pepper Snapple Group, Inc. Press Release dated May 13, 2009 — “Dr Pepper Snapple Group Reports First Quarter 2009 Results”.
Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Current Report on Form 8-K, including the press release attached as Exhibit 99.1, is deemed to be furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 13, 2009	DR PEPPER SNAPPLE GROUP, INC.
	By:	/s/ James L. Baldwin, Jr.
		Name:	James L. Baldwin, Jr.
		Title:	Executive Vice President

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Dr Pepper Snapple Group, Inc. Press Release dated May 13, 2009 — “Dr Pepper Snapple Group Reports First Quarter 2009 Results”.